Exhibit 99.1

For Immediate Release:	Contact:	Patrick Dennis Chief Financial Officer (203) 629-9595 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC. Reports Third Quarter Results

•	Successful completion of spin-off from GAMCO Investors, Inc.
•	Strong balance sheet gives flexibility to invest in external and internal growth opportunities
•	Pro Forma book value per share of $30.53
•	Adjusted Economic book value[a] per share of $40.32
•	Pro Forma Third Quarter Loss of $0.28 per diluted share
•	Assets Under Management at $1.085 billion
•	Board authorizes repurchase of 500,000 shares

Rye, New York, December 15, 2015 – Associated Capital Group, Inc. (“AC Group” or “the Company”) (NYSE: AC) reported financial results for the third quarter ended September 30, 2015. AC Group consists of the alternative asset management and institutional brokerage businesses that were formerly part of GAMCO Investors, Inc. (“GAMCO”), as well as cash and other assets. The financial results are the first quarterly filing for the Company since its successful spin-off from GAMCO.

On November 30, 2015, GAMCO distributed all the outstanding shares of each class of common stock of AC Group on a pro rata one-for-one basis to the holders of each class of GAMCO’s common stock.  Prior to the distribution, GAMCO contributed the 93.9% interest it held in Gabelli Securities, Inc. (“GSI”) and certain cash and other assets to AC Group. GSI and its wholly owned subsidiary, Gabelli & Partners, LLC ("Gabelli & Partners"), collectively serve as general partners or investment managers to investment funds including limited partnerships, offshore companies and separate accounts. The Company operates its institutional research services business through G.research, LLC ("G.research"), a wholly owned subsidiary of GSI. G.research is a broker-dealer registered under the Securities Exchange Act of 1934, as amended. Through G.research, the Company provides institutional research services and acts as an underwriter.

a See definition of Adjusted Economic book value included in the discussion of non-GAAP financial measures on page 5 of this earnings release.

Financial Condition

The Company’s carve-out financial results for the third quarter ended September 30, 2015, include the results of its subsidiaries, GSI and G.research, and certain cash and other assets that were included in the spin-off transaction. The Company also provides Pro Forma financial results for the third quarter ended September 30, 2015 that include the impact of certain transactions undertaken as part of the spin-off.

At September 30, 2015, the Pro Forma book value for the Company was $779.6 million and the Pro Forma book value per share was $30.53 per share.

The Company ended the quarter with cash and investments of $672 million ($822 million on a Pro Forma basis). These assets provide the flexibility to pursue strategic objectives to increase shareholder value, which may include acquisitions, lift-outs, seeding new investment strategies, and co-investing, as well as to fund shareholder compensation, including share repurchases and dividends.

The Company also provides an analysis of Adjusted Economic book value (“AEBV”), and AEBV per share, non-GAAP financial measures that management believes are useful for analyzing the Company’s financial condition during the period in which it builds its core operating businesses.

At September 30, 2015, AEBV for the Company was $1.03 billion and the AEBV per share was $40.32 per share.

For GAAP purposes, a $250 million note from GAMCO to AC Group that was issued as part of the spin-off transaction is treated as a reduction in equity for any period when all, or a portion of the note, is outstanding.  AEBV and AEBV per share represent book value and book value per share, respectively, without reducing equity for any period when all, or a portion of the note, is outstanding.

Results of Operations

AC Group had 2015 third quarter revenues of $4.7 million, a Pro Forma net loss of $7.0 million, resulting in a Pro Forma net loss per share of $0.28 per diluted share.  On a comparable basis, revenues were $4.9 million, and the Pro Forma net loss was $3.0 million, resulting in a Pro Forma net loss per share of $0.12 per diluted share in the third quarter of 2014.
Financial Highlights	Q3		Q3		YTD	YTD
($'s in 000's except AUM and per share data)	2015		2014	%D	2015	2014	%D

AUM - end of period (in millions)	$1,085		$1,019	6.5%	$1,085	$1,019	6.5%

Revenues	4,690		4,895	(4.2)	13,847	13,351	3.7

Pro Forma Operating loss	(2,951)		(2,282)	29.3	(10,797)	(9,837)	9.8

Pro Forma Other income/(expense), net	(8,504)		(5,867)		8,908	13,524

Pro Forma Income/(loss) before income taxes	(11,455)		(8,149)	40.6	(1,889)	3,687	(151.2)

Pro Forma Net income/(loss)	(6,952)		(3,009)		(485)	4,513

Pro Forma Net income/(loss) per share	(0.28)		(0.12)		(0.02)	$0.18

Shares outstanding at September 30	25,538	(a)	25,879		25,538	25,879
(a) Shares outstanding consist of 24,849 non-RSA shares and 689 RSA shares.  554 RSAs are outstanding at November 30, 2015.

Assets Under Management
				% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
	2015	2015	2014	2015	2014

Event Merger Arbitrage (a)	$860	$855	$806	0.6	6.7
Event-Driven Value	159	133	136	19.5	16.9
Other	66	76	77	(13.2)	(14.3)
Total AUM	$1,085	$1,064	$1,019	2.0	6.5

(a)  Includes $39 million, $40 million and $70 million of seed capital at September 30, 2015, June 30, 2015 and September 30, 2014, respectively.

The third quarter 2015 increase in AUM was due to net inflows of $54 million offset by mark to market declines of $33 million.

Revenues

Total revenues for the third quarter of 2015 were $4.7 million, down 4% from $4.9 million in the prior year, reflecting increased investment advisory fees offset by lower fees earned in institutional research services.

-
Investment advisory fees, excluding incentive fees, increased to $2.1 million in the third quarter of 2015, up from $1.8 million in the comparable 2014 quarter.  This increase is directly correlated to the increase in AUM to $1.085 billion in the third quarter of 2015 from $1.019 billion in the third quarter of 2014.

-	Our institutional research services revenue was $2.1 million in the third quarter 2015, compared to $2.5 million in the comparable 2014 quarter.

Operating Loss – Third Quarter

Pro Forma operating loss increased to $2.95 million in the third quarter of 2015 versus $2.28 million in the prior year period.  Lower revenues and $0.77 million of increased compensation expense were the primary factors in contributing to higher losses, partially offset by a reduction in other operating expenses of $0.46 million. Results for the third quarter of 2014 include $0.26 million of other expenses from the consolidation of certain investments funds that are no longer consolidated into our results in 2015.

Other income (expense)

The Company recognized Pro Forma net other expense of $8.5 million in the 2015 quarter versus an expense of $5.9 million in the third quarter of 2014.  Pro Forma investment losses were $11.6 million in the 2015 quarter, versus $9.2 million in the comparable 2014 quarter.  Pro Forma dividend and interest income was $3.4 million in the 2015 quarter versus $3.6 million in the 2014 quarter.  Interest expense was $0.3 million in both the 2015 and 2014 quarter.

Business and Investment Highlights

GAMCO issued a promissory note (the “GAMCO Note”) to AC Group in the original principal amount of $250.0 million used to partially capitalize the Company in connection with the spin-off. The GAMCO Note bears interest at 4.0% per annum and has a maturity date of November 30, 2020 with respect to the original principal amount of the GAMCO Note. Interest on the GAMCO Note will accrue from the most recent date for which interest has been paid, or if no interest has been paid, from the effective date of the GAMCO Note; provided, however, that at the election of GAMCO, payment of interest on the GAMCO Note may, in lieu of being paid in cash, be paid, in whole or in part, in kind on the then-outstanding principal amount (a “PIK Amount”). GAMCO will repay the original principal amount of the GAMCO Note to AC Group, in cash, in five equal annual installments of $50 million on each interest payment date up to and including the maturity date and will repay all PIK Amounts added to the outstanding principal amount of the GAMCO Note, in cash, on the fifth anniversary of the date on which each such PIK Amount was added to the outstanding principal amount of the GAMCO Note.  In no event may any interest be paid in kind subsequent to November 30, 2019.  GAMCO may prepay the GAMCO Note prior to maturity without penalty.

In addition, AC Group, through its majority-owned GSI subsidiary, owns 4,393,055 shares of GAMCO Class A common stock (the “Shares”).  The sale was made from GAMCO to GSI in advance of the spin-off.  GSI paid the purchase price by issuing a note to GAMCO in the principal amount of $150 million (the “GSI Note”). In connection with the spin-off, AC Group received the GSI Note from GAMCO and GSI became a majority-owned subsidiary of AC Group.

About AC Group

AC Group owns a 93.9% interest in GSI. GSI and its wholly owned subsidiary, Gabelli & Partners, collectively serve as general partners or investment managers to investment funds including limited partnerships, offshore companies  and separate accounts. The Company primarily manages assets in equity event-driven value strategies, across a range of risk and event arbitrage portfolios. The business earns fees from its advisory assets, and income (loss) from proprietary trading and investment portfolio activities. The advisory fees include management and incentive fees. Management fees are largely based on a percentage of the portfolios assets under management. Incentive fees are based on the percentage of profits derived from the investment performance delivered to clients' invested assets.

The Company operates its institutional research services business through G.research, a wholly owned subsidiary of GSI. G.research is a broker-dealer registered under the Securities Exchange Act of 1934, as amended. Through G.research, it provides institutional research services and acts as an underwriter. G.research is regulated by the Financial Industry Regulatory Authority.

The Company also manages proprietary capital in the form of cash and cash equivalents, investments in securities, registered investment companies, and partnerships.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Management believes the analysis of adjusted book value ("ABV") and ABV per share, both non-GAAP financial measures, are useful in analyzing the Company's financial condition during the period in which it builds its core operating business. For GAAP purposes, the amount of the GAMCO Note, which was issued to the Company as part of the spin-off transaction, is treated as a reduction in equity for the period all or a portion of it is outstanding. The GAMCO Note is expected to be paid down ratably over five years or sooner at GAMCO’s option. As the GAMCO Note pays down, the Company's total equity will increase, and once the GAMCO Note is fully paid off by GAMCO, the Company's total equity and ABV will be the same. ABV and ABV per share represent book value and book value per share, respectively, without reducing equity for the period all or any portion of the GAMCO Note is outstanding.  The calculations of ABV and ABV per share at September 30, 2015 are shown below:

Associated Capital Group, Inc.
Reconciliation of Total Equity to Adjusted Economic Book Value

	Total	Per Share
Total equity as reported	$629,559	$24.65
Add: Pro Forma adjustments	150,000	5.87
Total Pro Forma equity	779,559	30.53
Add: GBL Note	250,000	9.79
Adjusted Economic book value	$1,029,559	$40.32

Table I

The following unaudited pro forma financial information as of September 30, 2015 is based on AC Group’s historical financial statements as adjusted to reflect the impact of certain transactions that were undertaken as part of the spin-off from GAMCO, including the sale of 4,393,055 shares of GAMCO Class A stock to GSI in return for the $150 million GSI Note; the subsequent contribution by GAMCO of the GSI Note to AC Group; and the issuance of the $250 million GAMCO Note to AC Group.

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF FINANCIAL CONDITION
As of September 30, 2015
(Dollars in thousands, except per share data)

		Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS

Cash and cash equivalents	$363,055	$-		$363,055
Investments	308,890	150,000	(a)	458,890
Receivable from brokers	52,595	-		52,595
Other receivables	2,193	-		2,193
Other assets	4,136	-		4,136

Total assets	$730,869	$150,000		$880,869

LIABILITIES AND EQUITY

Payable to brokers	$49,365	$-		$49,365
Income taxes payable and deferred tax liabilities	8,832	-		8,832
Compensation payable	5,046	-		5,046
Securities sold short, not yet purchased	5,577	-		5,577
Accrued expenses and other liabilities	26,472	-		26,472
Sub-total	95,292	-		95,292

Redeemable noncontrolling interests	6,018	-		6,018

Equity	624,792	400,000	(b) (c)	1,024,792
Note receivable from GAMCO	-	(250,000)	(c)	(250,000)
Accumulated comprehensive income	4,767	-		4,767
Total equity	629,559	150,000		779,559

Total liabilities and equity	$730,869	$150,000		$880,869

(a)	The sale of 4,393,055 shares of GAMCO Class A stock to GSI in return for the $150 million GSI Note.
(b)	The subsequent contribution by GAMCO of the GSI Note to AC Group.
(c)	The issuance of the $250 million GAMCO Note to AC Group.

Table II
ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED COMBINED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	September 30,	December 31,	September 30,
	2015	2014	2014

ASSETS

Cash and cash equivalents	$363,055	$285,530	$346,239
Investments (a)	308,890	367,778	365,201
Receivable from brokers	52,595	74,407	79,356
Other receivables	2,193	4,547	1,537
Other assets	4,136	22,432	6,205

Total assets	$730,869	$754,694	$798,538

LIABILITIES AND EQUITY

Payable to brokers	$49,365	$43,397	$46,237
Income taxes payable and deferred tax liabilities	8,832	16,363	20,338
Compensation payable	5,046	9,179	5,695
Securities sold short, not yet purchased	5,577	10,595	14,180
Accrued expenses and other liabilities	26,472	23,899	25,777
Sub-total	95,292	103,433	112,227

Redeemable noncontrolling interests	6,018	68,334	56,086

Equity	624,792	573,749	620,725
Accumulated comprehensive income	4,767	9,178	9,500
Total equity	629,559	582,927	630,225

Total liabilities and equity	$730,869	$754,694	$798,538

(a) Includes investments in registered investment companies of $115.0 million, $39.5 million and $39.5 million at September 30, 2015, December 31, 2014 and September 30, 2014, respectively.

Table III

The following unaudited pro forma financial information presented for the three months ended September 30, 2015 and September 30, 2014 is based on AC Group’s historical financial statements as adjusted to reflect the impact of certain transactions that were undertaken as part of the spin-off from GAMCO, including the sale of 4,393,055 shares of GAMCO Class A stock to GSI in return for the $150 million GSI Note; the subsequent contribution by GAMCO of the GSI Note to AC Group; the issuance of the $250 million GAMCO Note to AC Group; and certain incremental costs of being a stand-alone public company.

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended September 30, 2015

		Pro Forma
	Historical	Adjustments		Pro Forma

Investment advisory and incentive fees	$2,240	$-		$2,240
Institutional research services	2,063	-		2,063
Other revenues	387	-		387
Total revenues	4,690	-		4,690

Compensation costs	5,079	250	(a)	5,329
Stock based compensation	630	-		630
Other operating expenses	1,436	246	(b)	1,682
Total expenses	7,145	496		7,641

Operating loss before management fee	(2,455)	(496)		(2,951)

Investment loss	(10,988)	2,807	(c)(d)	(8,181)
Interest expense	(323)	-		(323)
Other expense, net	(11,311)	2,807		(8,504)

Loss before management fee and income taxes	(13,766)	2,311		(11,455)
Management fee	1,374	(1,374)	(e)	-
Loss before income taxes	(12,392)	937		(11,455)
Income tax benefit	(4,388)	349		(4,039)
Net loss	(8,004)	588	(f)	(7,416)
Net loss attributable to noncontrolling interests	(464)	-		(464)
Net loss attributable to Associated Capital Group, Inc.	$(7,540)	$588		$(6,952)

Net loss per share attributable to Associated Capital Group, Inc.:
Basic	$(0.30)	$0.02		$(0.28)

Diluted	$(0.30)	$0.02		$(0.28)

Weighted average shares outstanding:
Basic	24,947	24,947		24,947

Diluted	25,241	25,241		25,241

Actual shares outstanding	25,538	25,538		25,538

(a)	Compensation expenses for increased personnel costs in relation to being a stand-alone public company.
(b)	Additional costs of being a stand-alone public company including board of director expenses, transfer agent fees, stock exchange listing fees and increased legal and audit fees.
(c)	Interest income on the $250 million GAMCO Note that was issued to AC Group in connection with the spin-off.
(d)	Dividend income on the 4,393,055 shares of GAMCO that were sold to GSI as part of the spin-off.
(e)	Elimination of the management fee contra-expense which will not exist when the Company is a stand-alone public company.
(f)	Tax adjustments based on the adjustments above using the applicable statutory tax rate.

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended September 30, 2014

		Pro Forma
	Historical	Adjustments		Pro Forma

Investment advisory and incentive fees	$1,832	$-		$1,832
Institutional research services	2,540	-		2,540
Other revenues	523	-		523
Total revenues	4,895	-		4,895

Compensation costs	4,313	250	(a)	4,563
Stock based compensation	476	-		476
Other operating expenses	1,892	246	(b)	2,138
Total expenses	6,681	496		7,177

Operating loss before management fee	(1,786)	(496)		(2,282)

Investment loss	(8,335)	2,763	(c)(d)	(5,572)
Interest expense	(295)	-		(295)
Other expense, net	(8,630)	2,763		(5,867)

Loss before management fee and income taxes	(10,416)	2,267		(8,149)
Management fee benefit	1,038	(1,038)	(e)	-
Loss before income taxes	(9,378)	1,229		(8,149)
Income tax benefit	(2,561)	455	(f)	(2,106)
Net loss	(6,817)	774		(6,043)
Net loss attributable to noncontrolling interests	(3,034)	-		(3,034)
Net loss attributable to Associated Capital Group, Inc.	$(3,783)	$774		$(3,009)

Net loss per share attributable to Associated Capital Group, Inc.:
Basic	$(0.15)	$0.03		$(0.12)

Diluted	$(0.15)	$0.03		$(0.12)

Weighted average shares outstanding:
Basic	25,296	25,296		25,296

Diluted	25,517	25,517		25,517

Actual shares outstanding	25,879	25,879		25,879

(a)	Compensation expenses for increased personnel costs in relation to being a stand-alone public company.
(b)	Additional costs of being a stand-alone public company including board of director expenses, transfer agent fees, stock exchange listing fees and increased legal and audit fees.
(c)	Interest income on the $250 million GAMCO Note that was issued to AC Group in connection with the spin-off.
(d)	Dividend income on the 4,393,055 shares of GAMCO that were sold to GSI as part of the spin-off.
(e)	Elimination of the management fee contra-expense which will not exist when the Company is a stand-alone public company.
(f)	Tax adjustments based on the adjustments above using the applicable statutory tax rate.

Table IV

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED COMBINED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended September 30,
			% Inc.
	2015	2014	(Dec.)

Investment advisory and incentive fees	$2,240	$1,832	0.2
Institutional research services	2,063	2,540	(18.8)
Other revenues	387	523	(26.0)
Total revenues	4,690	4,895	(4.2)

Compensation costs	5,079	4,313	17.8
Stock based compensation	630	476	32.4
Other operating expenses	1,436	1,892	(24.1)
Total expenses	7,145	6,681	6.9

Operating loss before management fee	(2,455)	(1,786)	37.5

Investment loss	(10,988)	(8,335)
Interest expense	(323)	(295)
Other expense, net	(11,311)	(8,630)

Loss before management fee and income taxes	(13,766)	(10,416)	32.2
Management fee benefit	1,374	1,038
Loss before income taxes	(12,392)	(9,378)	32.1
Income tax benefit	(4,388)	(2,561)
Net loss	(8,004)	(6,817)	17.4
Net loss attributable to noncontrolling interests	(464)	(3,034)
Net loss attributable to Associated Capital Group, Inc.	$(7,540)	$(3,783)	99.3

Net loss per share attributable to Associated Capital Group, Inc.:
Basic	$(0.30)	$(0.15)	100.0

Diluted	$(0.30)	$(0.15)	100.0

Weighted average shares outstanding:
Basic	24,947	25,296	(1.4)

Diluted	25,241	25,517	(1.1)

Actual shares outstanding (a)	25,538	25,879	(1.3)

Notes:
(a) Includes 688,550 and 639,750 of RSAs, respectively.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.